Exhibit 10.10

December 19, 2006

New Century Mortgage Corporation
as Reference Agent
18400 Von Karman, Suite 1000
Irvine, CA 92616

Ladies and Gentlemen:

Reference is made to the Security Agreement, dated as of December 19, 2006, (as amended, supplemented or otherwise modified, the “Security Agreement”), between St. Andrew Funding Trust, as Issuer, and Deutsche Bank Trust Company Americas, as Collateral Agent. Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed to such term in Schedule I to the Security Agreement. This letter agreement will confirm your appointment by the Issuer as “Reference Agent,” and your acceptance of such appointment, on the terms and conditions hereof.

1. Services. From the Initial Closing Date up to and including the date that the Mortgage Loan Purchase and Servicing Agreement terminates, pursuant to the terms of Section 11.1 thereof (the “Termination Date”), you agree to provide and perform those services with respect to and as set forth in the Program Documents, assigned to or to be performed by the “Reference Agent,” including without limitation setting the “Market Value” for the Mortgage Loans (collectively, the “Services”). You agree that your provision of the Services shall be performed in a timely manner sufficient to permit the Issuer to comply with the terms of the Program Documents. In performing the Services, you agree to use software provided by Quantitative Risk Management, Inc. (“QRM”). You further agree to continue to support QRM’s software at all times during the term of your appointment, to pay QRM’s invoices on a timely basis, and to update the software as appropriate.

2. QRM. You agree that if any Swap Counterparty reasonably believes that the QRM software is responsible for material inaccuracies in the marking of Mortgage Loans, and gives notice of such belief in writing to us and to you, that you will in good faith meet with representatives of such Swap Counterparty to attempt to resolve such concerns. You further agree that if such concerns cannot be resolved despite your best good faith efforts, you will work with such Swap Counterparty to resolve such concerns, including (as appropriate) by arranging meetings with representatives of QRM, the Swap Counterparty, and yourselves, making programming or operational changes to the software, installing patches or updates, or such other methods as appear appropriate in your reasonable judgment.

3. Compensation. You agree that the Services shall be performed by you without compensation, as a service to the Issuer. The Issuer shall reimburse your out-of-pocket expenses as Allocated Expenses.

4. Standard of Care. You agree to perform the Services for the Issuer hereunder with the same degree of care and prudence customarily exercised by you in respect of your own operations.

5. Indemnification. You agree to indemnify, defend and hold the Issuer harmless from and against all damages, losses and out-of-pocket expenses (including reasonable legal fees and expenses) caused by or arising out of your fraud, gross negligence or willful misconduct in connection herewith. In all other circumstances, the Issuer shall hold you harmless from and against all damages, losses and expenses (including reasonable legal fees and expenses) arising out of or related hereto; provided, however, that the Issuer shall be required to pay any expenses, indemnities or other liabilities only to the extent provided herein and subject to the provisions of the Security Agreement.

6. No Assignment or Transfer. You shall not terminate, assign or transfer any of your rights or obligations hereunder without the prior written consent of the Issuer. You may, with prior notice to the Issuer, delegate to affiliates or third parties the provision of some or all of the Services, however no such delegation shall affect your primary responsibility for the provision of the Services.

7. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile and electronic communications) and shall be mailed (return receipt requested), sent by facsimile or other electronic communication, or delivered to each party at the address designated by each of the parties from time to time, and any such notice, request, demand or other communication shall be effective upon receipt.

8. Severability. In the event any provision of this letter is held invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

9. Headings. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this letter.

10. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this letter agreement or any other related documents.

No amendment or waiver of this letter agreement shall be effective unless in writing signed by each of the parties hereto.

You agree that the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the assets of the Issuer available for such purposes under the Security Agreement. In any event, no obligation of the Issuer hereunder shall be a claim under Section 101 of the Bankruptcy Code. This provision will survive the termination of this letter agreement.

Notwithstanding any prior termination of this letter agreement, you covenant and agree that you shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Notes or rated obligations of the Issuer, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This provision will survive the termination of this letter agreement.

This letter agreement shall bind, and the benefits hereof shall inure to, each Seller, the Servicer, the Issuer, each Swap Counterparty, the Collateral Agent, the Indenture Trustee, and each Secured Party, and their respective successors and assigns.

This letter agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Please sign and return the enclosed copy hereof as evidence of your agreement to the foregoing.

Very truly yours,

ST. ANDREW FUNDING TRUST
By: CHRISTIANA BANK & TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

By: /s/ James M. Young
Name: James M. Young
Title: Vice President

Accepted and agreed:

NEW CENTURY MORTGAGE CORPORATION

By: /s/ Warren Licata
Name: Warren Licata
Title: Senior Vice President